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                                                                EXHIBIT 99(L)(3)
                                                                ----------------

                          [LETTERHEAD OF SHIN & KIM]

                                                        September 18, 1995

The Korean Investment Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105
U.S.A.

Dear Sirs:

        We hereby consent to the quotation and summarization of our advice to The Korean Investment Fund, Inc. (the "Fund") and the reference to our name each as set forth in the Fund's Registration Statement on Form N-2 in the section of the Fund's Statement of Additional Information entitled "Taxation - Korean Taxes" and in the section of the Fund's Prospectus entitled "Legal Matters".

                                                Very truly yours,

                                                /s/ Shin & Kim
                                                Shin & Kim